Exhibit 99

FOR IMMEDIATE RELEASE
July 23, 2020

Cintas Corporation Announces
Fiscal 2020 Fourth Quarter and Full Year Results

CINCINNATI, July 23, 2020 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2020 fourth quarter ended May 31, 2020. Revenue for the fourth quarter of fiscal 2020 was $1.62 billion, a decrease of 9.7% over last year’s fourth quarter. Earnings per diluted share (EPS) from continuing operations were $1.35 in the fourth quarter of fiscal 2020, a decrease of 34.5% over last year's fourth quarter EPS. Net cash provided by operating activities for the fourth quarter of fiscal 2020 was $356.9 million. Free cash flow, which is defined as net cash provided by operating activities less capital expenditures, in the fourth quarter was the highest of fiscal 2020, totaling $316.0 million.

Organic revenue for the fiscal 2020 fourth quarter ended May 31, 2020, which is adjusted for acquisitions, foreign currency exchange rate fluctuations, and differences in the number of workdays, declined 8.4%. from last year's fourth quarter. Organic revenue for the Uniform Rental and Facility Services operating segment declined 9.6%. Organic revenue for the First Aid and Safety Services operating segment increased 21.9%.

Scott D. Farmer, Cintas' Chairman and Chief Executive Officer, stated, "The COVID-19 coronavirus (COVID-19) pandemic was a significant disruption to the economy as well as to our business in our fiscal 2020 fourth quarter. The government-required closure of many businesses certainly had an impact on our fiscal 2020 fourth quarter financial results. Our priorities have been to keep our employees, whom we call "partners", healthy and safe and to remain committed to serving our customers in any way possible."

Gross margin for the fourth quarter of fiscal 2020 of $707.8 million decreased 14.1% from last year’s fourth quarter. Gross margin as a percentage of revenue was 43.7% for the fourth quarter of fiscal 2020 compared to 45.9% in the fourth quarter of fiscal 2019.

Operating income for the fourth quarter of fiscal 2020 of $207.4 million decreased 34.0% from last year’s fourth quarter operating income of $314.4 million. Operating income as a percentage of revenue was 12.8% in the fourth quarter of fiscal 2020 compared to 17.5% in the fourth quarter of fiscal 2019. Fourth quarter of fiscal 2020 operating income was affected by many items caused by the COVID-19 pandemic, including additional reserves on accounts receivable and inventory; severance and asset impairment expenses; and lower incentive compensation expense.

Net income from continuing operations was $144.6 million for the fourth quarter of fiscal 2020, and EPS from continuing operations were $1.35. Net income from continuing operations was $226.2 million in the fourth quarter of fiscal 2019, and EPS from continuing operations were $2.06.

Net cash provided by operating activities for the fourth quarter of fiscal 2020 was $356.9 million compared to $397.1 million in last year's fourth quarter. Fourth quarter free cash flow was $316.0 million compared to $328.2 in last year's fourth quarter.

For the fiscal year ended May 31, 2020, revenue was $7.09 billion, an increase of 2.8% over the prior fiscal year. The organic revenue growth rate was 3.1%. EPS from continuing operations for fiscal 2020 were $8.11 compared to $7.99 for last fiscal year. For the fiscal year ended May 31, 2020, free cash flow was $1.06 billion, an increase of 34.1% compared to the fiscal year ended May 31, 2019. Revenue and EPS have grown 49 of the past 51 years.

Mr. Farmer commented, “Visibility to future financial performance remains impaired due to the COVID-19 pandemic. The recent increase in people contracting the virus and the actions governments are taking again in response only add to the uncertainty of the pace of the economic recovery. Therefore, we are not providing fiscal year financial guidance at this time. However, since we are more than halfway through our fiscal 2021 first quarter, we will provide our first quarter financial estimates. We expect our first quarter revenue to be in the range of $1.675 billion to $1.700 billion and EPS to be in the range of $2.00 to $2.20. Despite the uncertainty, I'm confident in our ability to manage the short-term volatility and maintain focus on our long-term objectives."

Mr. Farmer concluded, “Our employee-partners have been consistent and diligent in their care of each other and our customers, providing essential products and services. I'm proud of their ability to persevere and adapt in the midst of unprecedented adversity. In addition, I'm excited as ever about our principal objective of exceeding our customers' expectations to maximize the long-term value of Cintas. Our value proposition of getting businesses Ready for the Workday® by providing essential, unparalleled image, safety, cleanliness and compliance has never resonated more than it does today. A new trend of a greater focus on health, readiness, and outsourcing of non-core activities is underway. Cintas is well-positioned to benefit from the new normal.”

About Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get READY™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and training and compliance courses, Cintas helps customers get Ready for the Workday®. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; the effect of new accounting pronouncements; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including viral pandemics such as the COVID-19 coronavirus; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2020 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President and Treasurer - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	May 31, 2020	May 31, 2019	% Change
Revenue:
Uniform rental and facility services	$1,270,970	$1,428,392	(11.0)%
Other	348,614	365,338	(4.6)%
Total revenue	1,619,584	1,793,730	(9.7)%

Costs and expenses:
Cost of uniform rental and facility services	716,602	771,056	(7.1)%
Cost of other	195,162	199,109	(2.0)%
Selling and administrative expenses	500,386	508,240	(1.5)%
G&K Services, Inc. integration expenses	—	914	(100.0)%

Operating income	207,434	314,411	(34.0)%

Interest income	(196)	(271)	(27.7)%
Interest expense	25,952	25,782	0.7%

Income before income taxes	181,678	288,900	(37.1)%
Income taxes	37,093	62,729	(40.9)%
Income from continuing operations	144,585	226,171	(36.1)%
Loss from discontinued operations, net of tax	—	(52)	(100.0)%
Net income	$144,585	$226,119	(36.1)%

Basic earnings per share:
Continuing operations	$1.38	$2.13	(35.2)%
Discontinued operations	0.00	0.00	—%
Basic earnings per share	$1.38	$2.13	(35.2)%

Diluted earnings per share:
Continuing operations	$1.35	$2.06	(34.5)%
Discontinued operations	0.00	0.00	—%
Diluted earnings per share	$1.35	$2.06	(34.5)%

Weighted average number of shares outstanding	103,758	105,018
Diluted average number of shares outstanding	106,231	108,339

Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Twelve Months Ended
	May 31, 2020	May 31, 2019	% Change
Revenue:
Uniform rental and facility services	$5,643,494	$5,552,430	1.6%
Other	1,441,626	1,339,873	7.6%
Total revenue	7,085,120	6,892,303	2.8%

Costs and expenses:
Cost of uniform rental and facility services	3,055,145	3,027,599	0.9%
Cost of other	796,227	736,116	8.2%
Selling and administrative expenses	2,071,052	1,980,644	4.6%
G&K Services, Inc. integration expenses	—	14,410	(100.0)%

Operating income	1,162,696	1,133,534	2.6%

Gain on sale of a cost method investment	—	69,373	(100.0)%

Interest income	(988)	(1,228)	(19.5)%
Interest expense	105,393	101,736	3.6%

Income before income taxes	1,058,291	1,102,399	(4.0)%
Income taxes	181,931	219,764	(17.2)%
Income from continuing operations	876,360	882,635	(0.7)%
(Loss) income from discontinued operations, net of tax	(323)	2,346	(113.8)%
Net income	$876,037	$884,981	(1.0)%

Basic earnings per share:
Continuing operations	$8.36	$8.23	1.6%
Discontinued operations	0.00	0.02	(100.0)%
Basic earnings per share	$8.36	$8.25	1.3%

Diluted earnings per share:
Continuing operations	$8.11	$7.97	1.8%
Discontinued operations	0.00	0.02	(100.0)%
Diluted earnings per share	$8.11	$7.99	1.5%

Weighted average number of shares outstanding	103,816	106,080
Diluted average number of shares outstanding	107,012	109,495

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended
	May 31, 2020	May 31, 2019

Uniform rental and facility services gross margin	43.6%	46.0%
Other gross margin	44.0%	45.5%
Total gross margin	43.7%	45.9%
Net income margin, continuing operations	8.9%	12.6%

	Twelve Months Ended
	May 31, 2020	May 31, 2019

Uniform rental and facility services gross margin	45.9%	45.5%
Other gross margin	44.8%	45.1%
Total gross margin	45.6%	45.4%
Net income margin, continuing operations	12.4%	12.8%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of earnings per diluted share, free cash flow and workday adjusted revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Earnings Per Share Results

	Three Months Ended
	May 31, 2020	May 31, 2019	Growth vs. Fiscal 2019
EPS - continuing operations	$1.35	$2.06
G&K Services, Inc. integration expenses	—	0.01
EPS excluding above items	$1.35	$2.07	(34.8)%

	Twelve Months Ended
	May 31, 2020	May 31, 2019	Growth vs. Fiscal 2019
EPS - continuing operations	$8.11	$7.97
G&K Services, Inc. integration expenses	—	0.10
One-time gain on sale of investment	—	(0.47)
EPS excluding above items	$8.11	$7.60	6.7%

Computation of Free Cash Flow

	Twelve Months Ended
	May 31, 2020	May 31, 2019
Net cash provided by operations	$1,291,483	$1,067,862
Capital expenditures	(230,289)	(276,719)
Free cash flow	$1,061,194	$791,143

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Growth on a Constant Workday Basis

	Three Months Ended			Twelve Months Ended
	May 31, 2020	May 31, 2019	Growth %	May 31, 2020	May 31, 2019	Growth %
	A	B	G	I	J	O
Revenue	$1,619,584	$1,793,730	(9.7)%	$7,085,120	$6,892,303	2.8%
			G=(A-B)/B			O=(I-J)/J
	C	D		K	L
Workdays in the period	65	66		260	261

	E	F	H	M	N	P
Workday adjusted revenue growth	$1,644,501	$1,793,730	(8.3)%	$7,112,370	$6,892,303	3.2%
	E=(A/C)*D	F=(B/D)*D	H=(E-F)/F	M=(I/K)*L	N=(J/L)*L	P=(M-N)/N

Acquisition and foreign currency exchange impact, net			(0.1)%			(0.1)%

Organic growth			(8.4)%			3.1%

Management believes that organic revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days and excludes the impact from acquisitions and foreign currency exchange rate fluctuations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended May 31, 2020
Revenue	$1,270,970	$196,270	$152,344	$—	$1,619,584
Gross margin	$554,368	$90,389	$63,063	$—	$707,820
Selling and administrative expenses	$376,809	$57,599	$65,978	$—	$500,386
Interest income	$—	$—	$—	$(196)	$(196)
Interest expense	$—	$—	$—	$25,952	$25,952
Income (loss) before income taxes	$177,559	$32,790	$(2,915)	$(25,756)	$181,678

For the three months ended May 31, 2019
Revenue	$1,428,392	$163,535	$201,803	$—	$1,793,730
Gross margin	$657,336	$78,029	$88,200	$—	$823,565
Selling and administrative expenses	$393,275	$52,878	$62,087	$—	$508,240
G&K Services, Inc. integration expenses	$914	$—	$—	$—	$914
Interest income	$—	$—	$—	$(271)	$(271)
Interest expense	$—	$—	$—	$25,782	$25,782
Income (loss) before income taxes	$263,147	$25,151	$26,113	$(25,511)	$288,900

For the twelve months ended May 31, 2020
Revenue	$5,643,494	$708,569	$733,057	$—	$7,085,120
Gross margin	$2,588,349	$338,661	$306,738	$—	$3,233,748
Selling and administrative expenses	$1,583,791	$231,769	$255,492	$—	$2,071,052
Interest income	$—	$—	$—	$(988)	$(988)
Interest expense	$—	$—	$—	$105,393	$105,393
Income (loss) before income taxes	$1,004,558	$106,892	$51,246	$(104,405)	$1,058,291

For the twelve months ended May 31, 2019
Revenue	$5,552,430	$619,470	$720,403	$—	$6,892,303
Gross margin	$2,524,831	$297,074	$306,683	$—	$3,128,588
Selling and administrative expenses	$1,533,711	$206,990	$239,943	$—	$1,980,644
G&K Services, Inc. integration expenses	$14,410	$—	$—	$—	$14,410
Gain on sale of a cost method investment	$—	$—	$—	$69,373	$69,373
Interest income	$—	$—	$—	$(1,228)	$(1,228)
Interest expense	$—	$—	$—	$101,736	$101,736
Income (loss) before income taxes	$976,710	$90,084	$66,740	$(31,135)	$1,102,399

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	May 31, 2020	May 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$145,402	$96,645
Accounts receivable, net	870,369	910,120
Inventories, net	408,898	334,589
Uniforms and other rental items in service	770,411	784,133
Income taxes, current	—	7,475
Prepaid expenses and other current assets	114,619	103,318
Total current assets	2,309,699	2,236,280

Property and equipment, net	1,403,065	1,430,685

Investments	214,847	192,346
Goodwill	2,870,020	2,842,441
Service contracts, net	451,529	494,595
Operating lease right-of-use assets, net	159,967	—
Other assets, net	260,758	240,315
	$7,669,885	$7,436,662

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$230,995	$226,020
Accrued compensation and related liabilities	127,417	155,509
Accrued liabilities	456,653	433,940
Income taxes, current	27,099	—
Operating lease liabilities, current	43,031	—
Debt due within one year	—	312,264
Total current liabilities	885,195	1,127,733

Long-term liabilities:
Debt due after one year	2,539,705	2,537,507
Deferred income taxes	388,579	438,179
Operating lease liabilities	122,695	—
Accrued liabilities	498,509	330,522
Total long-term liabilities	3,549,488	3,306,208

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY 2020: 186,793,207 issued and 103,415,368 outstanding FY 2019: 184,790,626 issued and 103,284,401 outstanding	1,102,689	840,328
Paid-in capital	171,521	227,928
Retained earnings	7,296,509	6,691,236
Treasury stock: FY 2020: 83,377,839 shares FY 2019: 81,506,225 shares	(5,182,137)	(4,717,619)
Accumulated other comprehensive loss	(153,380)	(39,152)
Total shareholders’ equity	3,235,202	3,002,721
	$7,669,885	$7,436,662

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	May 31, 2020	May 31, 2019
Cash flows from operating activities:
Net income	$876,037	$884,981

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	235,905	223,631
Amortization of intangible assets and capitalized contract costs	143,148	136,462
Stock-based compensation	115,435	139,210
Long-lived asset impairment	9,220	—
Gain on sale of a cost method investment	—	(69,373)
Gain on sale of business	—	(3,200)
Deferred income taxes	(16,252)	31,708
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	39,681	(94,918)
Inventories, net	(74,773)	(60,039)
Uniforms and other rental items in service	12,773	(90,228)
Prepaid expenses and other current assets and capitalized contract costs	(110,248)	(100,765)
Accounts payable	2,629	12,276
Accrued compensation and related liabilities	(26,476)	15,321
Accrued liabilities and other	49,906	30,910
Income taxes, current	34,498	11,886
Net cash provided by operating activities	1,291,483	1,067,862

Cash flows from investing activities:
Capital expenditures	(230,289)	(276,719)
Purchase of investments	(10,031)	(17,841)
Proceeds from sale of assets	13,300	—
Proceeds from sale of a cost method investment	—	73,342
Proceeds from sale of business	—	3,200
Acquisitions of businesses, net of cash acquired	(53,720)	(9,813)
Other, net	(4,658)	(7,807)
Net cash used in investing activities	(285,398)	(235,638)

Cash flows from financing activities:
(Payments) issuance of commercial paper, net	(112,500)	112,500
Proceeds from issuance of debt	—	200,000
Repayment of debt	(200,000)	—
Proceeds from exercise of stock-based compensation awards	90,519	65,371
Dividends paid	(267,956)	(220,764)
Repurchase of common stock	(464,518)	(1,016,300)
Other, net	(752)	(14,112)
Net cash used in financing activities	(955,207)	(873,305)

Effect of exchange rate changes on cash and cash equivalents	(2,121)	(998)

Net increase (decrease) in cash and cash equivalents	48,757	(42,079)
Cash and cash equivalents at beginning of year	96,645	138,724
Cash and cash equivalents at end of year	$145,402	$96,645